CREDIT SUISSE FIRST BOSTON                                                              Exhibit 20        Page 1

                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                    October 1, 1998 through October 31, 1998

A. ORIGINAL DEAL PARAMETER INPUTS
---------------------------------
(A) Original Total Portfolio                                                                     $110,005,944.94
(B) Class A Noteholders' Percentage                                                                        67.00%
(C) Original Class A Note Balance                                                                 $73,703,000.00
(D) Class A Note Rate                                                                                       6.35%
(E) Class B Noteholders' Percentage                                                                        17.00%
(F) Original Class B Note Balance                                                                 $18,701,000.00
(G) Class B Note Rate                                                                                       6.65%
(H) Class C Noteholders' Percentage                                                                        10.00%
(I) Original Class C Note Balance                                                                 $11,000,000.00
(J) Class C Note Rate                                                                                       7.20%
(K) Class D Certificateholders' Percentage                                                                  6.00%
(L) Original Class D Certificate Balance                                                           $6,601,944.94
(M) Class D Certificate Rate                                                                                0.00%
(N) Servicing Fee Rate                                                                                      3.50%
(O) Original Weighted Average Coupon (WAC)                                                                 20.08%
(P) Original Weighted Average Remaining Term (WAM)                                                         54.68 months
(Q) Number of Contracts                                                                                    9,172
(R) Reserve Account ("RA")
    (i)   Maximum Specified Reserve Balance                                                         5,500,297.25
    (ii)  Minimum Specified Reserve Balance                                                         2,200,118.90
    (iii) Initial Deposit                                                                           1,650,089.17

(S) Noteholders' Percentage                                                                                94.00%

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                Total Trust
------------------------------------------------                                                -----------

(A) Total Portfolio Outstanding                                                                   $57,233,686.41
(B) Total Portfolio Pool Factor                                                                        0.5202781
(C) Class A Note Balance                                                                          $38,020,645.17
(D) Class A Principal Factor                                                                           0.5158629
(E) Class A Interest Carryover Shortfall                                                                    0.00
(F) Class A Principal Carryover Shortfall                                                                   0.00
(G) Class B Note Balance                                                                           $9,647,152.55
(H) Class B Principal Factor                                                                           0.5158629
(I) Class B Interest Carryover Shortfall                                                                    0.00
(J) Class B Principal Carryover Shortfall                                                                   0.00
(K) Class C Note Balance                                                                           $5,674,492.18
(L) Class C Principal Factor                                                                           0.5158629
(M) Class C Interest Carryover Shortfall                                                                    0.00
(N) Class C Principal Carryover Shortfall                                                                   0.00
(O) Class D Certificate Balance                                                                    $3,891,396.48
(P) Reserve Account Balance                                                                         4,307,054.23
(Q) Payahead Account Balance                                                                          144,743.20
(R) Aggregate Subordinated Servicing Fees to Date                                                   2,554,315.37
(S) Current Servicing Fees Accrued but Unpaid
     (after first Nine Months)                                                                              0.00
(T) Cumulative Net Losses for All Prior Periods                                                    12,761,638.25
(U) Weighted Average Coupon of Remaining Portfolio (WAC)                                                   19.92%
(V) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                           39.53 months
(W) Number of Contracts                                                                                    5,970

C. INPUTS FROM THE MAINFRAME
----------------------------

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                              $1,663,932.91
    (ii)  Interest Payments Received                                                                  917,943.28
    (iii) Repurchased Loan Principal                                                                        0.00
    (iv)  Repurchased Loan Interest                                                                         0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                                  0.00
(C) Amount Applied From Payahead Account                                                               25,030.27
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                   19.91%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                       38.54 months
(F) Remaining Number of Contracts                                                                          5,804
(G) Delinquent Contracts

                                                                        Contracts                      Amount
                                                                        ---------                      ------
    (i)   30-59 Days Delinquent                                          133             2.29%     $1,268,058.75     2.32%
    (ii)  60-89 Days Delinquent                                            0             0.00%              0.00     0.00%
    (iii) 90 Days or More Delinquent                                       0             0.00%              0.00     0.00%

D. INPUTS DERIVED FROM OTHER SOURCES
------------------------------------

(A) Aggregate Net Losses for Collection Period                                                       $491,759.15
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                          $966,835.27
    (ii)  Net Liquidation Proceeds Received During the Collection Period                              334,473.60
    (iii) Recoveries on Previously Liquidated Contracts                                               140,602.52
(C) Number of Financed Vehicles Repossessed but not yet Charged off                                          118


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated June 1, 1997, and is correct, to the best of my knowledge.

                                          Vice-President              11/10/98
/s/ Thomas R. Blend
--------------------------------------------------------            -----------
Signature                                      Title                     Date

CREDIT SUISSE FIRST BOSTON                                                                Exhibit 20         Page 2

                                Key Bank USA, N.A. Automotive Specialty Finance

                              MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                                    October 1, 1998 through October 31, 1998
I. COLLECTIONS
--------------

(A) Principal Payments Received (C(A)i)                                                               $1,663,932.91
(B) Interest Payments Received (C(A)ii)                                                                  917,943.28
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                             475,076.12
(D) Principal on Repurchased Contracts (C(A)iii)                                                               0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                                 0.00
                                                                                                 ------------------

(F) Total Collections (A+B+C+D+E)                                                                     $3,056,952.31

                                                                                                 ------------------

(G) Total Available Amount (F)                                                                        $3,056,952.31

II. DISTRIBUTIONS
-----------------

(A) Principal Payments Received (C(A)i)                                                               $1,663,932.91
(B) Principal on Repurchased Contracts (C(A)iii)                                                               0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                            966,835.27
                                                                                                 ------------------
(D) Principal Distribution Amount (A+B+C)                                                             $2,630,768.18


(E) Current Servicing Fee Due                                                                           $166,931.59
(F) Accrued and Unpaid Servicing Fees for Prior Collection Periods (B(S))                                      0.00
                                                                                                 ------------------
(G) Total Servicing Fees Payable                                                                         166,931.59
(H) Servicing Fees Paid from Collection Account                                                          166,931.59
(I) Reserve Account Draw for Servicing Fees Payable                                                            0.00
(J) Servicing Fee Shortfall                                                                                    0.00
(K) Current Subordinated Servicing Fee                                                                         0.00
(L) Aggregate Subordinated Servicing Fees Before (P)                                                   2,554,315.37

(M) Class A Distributable Amount
    (i)   Class A Monthly Interest Distributable Amount                                                 $201,192.58
    (ii)   Class A Interest Distributable Amount                                                         201,192.58
    (iii)   Class A Monthly Principal Distributable Amount                                             1,762,618.24
    (iv)   Class A Principal Distributable Amount                                                      1,762,618.24
                                                                                                 ------------------

    (v) Total Distributable Amount (i+ii)                                                             $1,963,810.82
    (vi) Class A Interest Paid from Collection Account                                                   201,192.58
    (vii) Reserve Account Draw for Class A Interest Payable                                                   $0.00
    (viii) Class A Interest Carryover Shortfall                                                               $0.00
    (ix) Class A Principal Paid from Collection Account                                                1,762,618.24
    (x) Reserve Account Draw for Class A Principal Payable                                                     0.00
    (xi) Class A Principal Carryover Shortfall                                                                 0.00

(N) Class B Distributable Amount
    (i)   Class B Monthly Interest Distributable Amount                                                  $53,461.30
    (ii)   Class B Interest Distributable Amount                                                          53,461.30
    (iii)   Class B Monthly Principal Distributable Amount                                               447,237.21
    (iv)   Class B Principal Distributable Amount                                                        447,237.21
                                                                                                 ------------------

    (v) Total Distributable Amount (i+ii)                                                               $500,698.51
    (vi) Class B Interest Paid from Collection Account                                                    53,461.30
    (vii) Reserve Account Draw for Class B Interest Payable                                                   $0.00
    (viii) Class B Interest Carryover Shortfall                                                               $0.00
    (ix) Class B Principal Paid from Collection Account                                                  447,237.21
    (x) Reserve Account Draw for Class B Principal Payable                                                     0.00
    (xi) Class B Principal Carryover Shortfall                                                                 0.00

(O) Class C Distributable Amount
    (i)   Class C Monthly Interest Distributable Amount                                                  $34,046.95
    (ii)   Class C Interest Distributable Amount                                                          34,046.95
    (iii)   Class C Monthly Principal Distributable Amount                                               263,066.64
    (iv)   Class C Principal Distributable Amount                                                        263,066.64
                                                                                                 ------------------

    (v) Total Distributable Amount (i+ii)                                                               $297,113.59
    (vi) Class C Interest Paid from Collection Account                                                    34,046.95
    (vii) Reserve Account Draw for Class C Interest Payable                                                   $0.00
    (viii) Class C Interest Carryover Shortfall                                                               $0.00
    (ix) Class C Principal Paid from Collection Account                                                  263,066.64
    (x) Reserve Account Draw for Class C Principal Payable                                                     0.00
    (xi) Class C Principal Carryover Shortfall                                                                 0.00

(P) Payment of Subordinated Servicing Fees
    (i)   Aggregate Subordinated Servicing Fees from Current and Prior Periods (II(L))                $2,554,315.37
    (ii)  Subordinated Servicing Fees Paid from Collection Account                                             0.00
    (iii)  Aggregate Subordinated Servicing Fees to Date (i-ii)                                       $2,554,315.37

(Q) Certificateholders' Distributable Amount
    (i)  Certificateholders' Distributable Amount                                                       $157,846.09
    (ii)  Certificateholders' Distributable Amount Paid from Collection Account                                0.00

  CREDIT SUISSE FIRST BOSTON                                                                               Exhibit 20         Page 3

                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                    October 1, 1998 through October 31, 1998

  III. PAYAHEAD ACCOUNT INFORMATION
  ---------------------------------
  (A) Beginning Period Balance (B(Q))                                                                  $144,743.20
  (B) Amounts Applied to Payahead Account (C(B))                                                              0.00
  (C) Amounts Withdrawn from Payahead Account (C(C))                                                     25,030.27
                                                                                               -------------------
  (D) Ending Period Balance                                                                            $119,712.93

  IV. POOL BALANCES AND PORTFOLIO INFORMATION
  -------------------------------------------
                                                                       Begin. of Period         End of Period
                                                                       ----------------         -------------
  (A) Balances and Principal Factors
      (i)    Total Pool Balance                                           $57,233,686.41            $54,602,918.23
      (ii)   Total Pool Factor                                                 0.5202781                 0.4963633
      (iii)  Receivables Balance                                           57,233,686.41             54,602,918.23
      (iv)   Prefunding Account Balance                                             0.00                      0.00
      (v)    Class A Note Balance                                         $38,020,645.17            $36,258,026.93
      (vi)   Class A Principal Factor                                          0.5158629                 0.4919478
      (vii)  Class B Note Balance                                          $9,647,152.55             $9,199,915.34
      (viii) Class B Principal Factor                                          0.5158629                 0.4919478
      (ix)   Class C Note Balance                                          $5,674,492.18             $5,411,425.54
      (viii) Class C Principal Factor                                          0.5158629                 0.4919478
      (ix)   Class D Certificate Balance                                   $3,891,396.48             $3,733,550.39

  (B) Portfolio Information
      (i)   Weighted Average Coupon (WAC)                                          19.92%                    19.91%
      (ii)  Weighted Average Remaining Maturity (WAM)                              39.53 months              38.54 months
      (iii) Remaining Number of Contracts                                          5,970                     5,804



  V. RECONCILIATION OF RESERVE ACCOUNT ("RA")
  -------------------------------------------


  (A) Beginning RA Balance (B(H))                                                                    $4,307,054.23

  (B) Draw for Servicing Fee (II(I))                                                                          0.00
  (C) Draw for Class A Interest Distributable Amount (II(M(vii)))                                             0.00
  (D) Draw for Class B Interest Distributable Amount (II(N(vii)))                                             0.00
  (E) Draw for Class C Interest Distributable Amount (II(O(vii)))                                             0.00
  (F) Draw for Class A Principal Distributable Amount (II(M(iv)))                                             0.00
  (G) Draw for Class B Principal Distributable Amount (II(N(x)))                                              0.00
  (H) Draw for Class C Principal Distributable Amount (II(O(x)))                                              0.00

  (I) Overcollateralization Amount                                                                  $18,344,891.30
  (J) Maximum Specified Reserve Balance                                                               5,500,297.25
  (K) Specified Reserve Account Balance                                                               5,500,297.25

  (L) Amount Available for Deposit to the RA                                                            128,397.81
                                                                                                 -----------------

  (M) RA Balance Prior to Release                                                                    $4,435,452.04
  (N) Specified Reserve Account Balance                                                               5,500,297.25
  (O) Reserve Account Release                                                                                 0.00

  (P) Ending Reserve Account Balance                                                                 $4,435,452.04


  VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------


  (A) Aggregate Net Losses for Collection Period
            (VII(B)i-ii-iii)                                                                           $491,759.15
  (B) Liquidated Contracts
      (i)   Gross Principal Balance of Liquidated
              Receivables (D(E)i)                                                                      $966,835.27
      (ii)  Net Liquidation Proceeds Received During the
              Collection Period (D(E)ii)                                                                334,473.60
      (iii) Recoveries on Previously Liquidated
              Contracts (D(E)iii)                                                                       140,602.52
  (C) Cumulative Net Losses for all Periods (VI(A)+B(T))                                             13,253,397.40

  (D) Delinquent and Repossessed Contracts
                                                                              Contracts                   Amount
                                                                              ---------                  --------
      (i)   30-59 Days Delinquent (C(G)i)                                         133        2.29%   $1,268,058.75         2.32%
      (ii)  60-89 Days Delinquent (C(G)ii)                                          0        0.00%            0.00         0.00%
      (iii) 90 Days or More Delinquent (C(G)iii)                                    0        0.00%            0.00         0.00%

      (iv)  Financed Vehicles Repossessed but not yet
                   Charged off and Contracts Delinquent
                   over 60 days(D(E))                                             118        2.03%    1,121,891.82         2.05%

CREDIT SUISSE FIRST BOSTON                                                                             Exhibit 20         Page 4
                                    Key Bank USA, N.A. Automotive Specialty Finance

                                  MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                                        October 1, 1998 through October 31, 1998


          VII. TESTS FOR INCREASE IN RESERVE ACCOUNT BALANCE
          --------------------------------------------------

          (A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
              (i)   Second Preceeding Collection Period                                                                9.87%
              (ii)  Preceeding Collection Period                                                                      12.39%
              (iii) Current Collection Period                                                                         10.31%
              (iv)  Three Month Average (Avg(i,ii,iii))                                                               10.86%

          (B)    Ratio of Balance of Contracts Delinquent 60 Days or More and
                 Balance of Financed Vehicles Repossessed but not Charged off to
                 the Outstanding Pool Balance as of Each Collection Period.
              (i)   Second Preceeding Collection Period                                                                2.06%
              (ii)  Preceeding Collection Period                                                                       1.96%
              (iii) Current Collection Period                                                                          2.05%
              (iv)  Three Month Average (Avg(i,ii,iii))                                                                2.02%

          (C) Cumulative Net Loss Ratio                                                                               12.05%

          (D) Loss and Delinquency Trigger Indicator                                                    Trigger Was Not Hit


          VIII. RECONCILIATION OF COLLECTION ACCOUNT
          ------------------------------------------


          (A) Collection Account Beginning Balance (I(H))                                                      3,056,952.31
          (B) Servicing Fee Paid (II(H))                                                                         166,931.59
          (C) Class A Interest Paid (II(M(vi)))                                                                  201,192.58
          (D) Class B Interest Paid (II(N(vi)))                                                                   53,461.30
          (E) Class C Interest Paid (II(O(vi)))                                                                   34,046.95
          (F) Class A Principal Paid (II(M(ix)))                                                               1,762,618.24
          (G) Class B Principal Paid (II(N(ix)))                                                                 447,237.21
          (H) Class C Principal Paid (II(O(ix)))                                                                 263,066.64
          (I) Reserve Account Deposit                                                                            128,397.81
          (J) Previously Subordinated Servicing Fees Paid (II(P(ii)))                                                  0.00
          (K) Certificateholders' Distributable Amount Paid (II(Q(ii)))                                                0.00
          (L) Releases to Seller                                                                                       0.00

                            AFG Receivables Trust 1997-A                               Exhibit 20 Page 5
             Monthly Statement to Noteholders and Certificateholders
                          Servicer: Key Bank USA, N.A.
                      Sub Servicer: AutoFinance Group, Inc.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:October  1, 1998 through October 31, 1998

Distribution Date:11/16/98

Month:            17

Statement for Class A, Class B and Class C Noteholders and Certificateholders
Pursuant to Section 5.6 of the Sale and Servicing                                                        Per $1,000 of Outstanding
Agreement                                                                                                  Class A/Class B/Class C
                                                                                                             Certificate Amount
                                                                                                           -----------------------
(i)  Principal Distribution
          Class A Note  Amount                                                                   1,762,618.24    46.3595038
          Class B Note  Amount                                                                     447,237.21    46.3595038
          Class C Note  Amount                                                                     263,066.64    46.3595037
          Certificates  Amount                                                                     157,846.09    40.5628395


(ii)  Interest Distribution
          Class A Note  Amount                                                                     201,192.58     5.2916666
          Class B Note  Amount                                                                      53,461.30     5.5416663
          Class C Note  Amount                                                                      34,046.95     5.9999995



(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)                      54,602,918.23


(iv)   Class A Notes Balance (end of Collection Period)                                               36,258,026.93
        Class A Pool Factor (end of Collection Period)                                                    0.4919478
        Class B Notes Balance (end of Collection Period)                                               9,199,915.34
        Class B Pool Factor (end of Collection Period)                                                    0.4919478
        Class C Notes Balance (end of Collection Period)                                               5,411,425.54
        Class C Pool Factor (end of Collection Period)                                                    0.4919478
        Certificates Balance (end of Collection Period)                                                3,733,550.39



(v)  Basic Servicing Fee                                                                           166,931.59    2.9166667


(vi)   Aggregate Net Losses                                                                        491,759.15


(vii)   Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                                 4,435,452.04
        Specified Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                                 5,500,297.25
        Draws on Reserve Account                                                                         0.00
        Deposits to Reserve Account                                                                128,397.81


(viii)  Class A Notes Interest Carryover Shortfall                                                       0.00    0.0000000
         Class B Notes Interest Carryover Shortfall                                                      0.00    0.0000000
         Class C Notes Interest Carryover Shortfall                                                      0.00    0.0000000
         Class A Notes Principal Carryover Shortfall                                                     0.00    0.0000000
         Class B Notes Principal Carryover Shortfall                                                     0.00    0.0000000
         Class C Notes Principal Carryover Shortfall                                                     0.00    0.0000000


(ix)  Aggregate Purchase Amount of Receivables Repurchased by the Seller
        or purchased by Servicer                                                                         0.00


(x)  Delinquent Contracts
                                                                                           Number                 Balance
                                                                                   -----------------------------------------------
           30-59 Days                                                                                  133              1,268,058.75
           60-89 Days                                                                                    0                      0.00
           90 Days or More                                                                               0                      0.00